EXECUTION COPY

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005-2858

February 2, 2004

Atlas Air Worldwide Holdings, Inc.
Atlas Air, Inc.
Atlas Freighter Leasing III, Inc.
2000 Westchester Avenue
Purchase, New York 10557

Re: Proposed Restructuring of the Obligations of Atlas Freighter Leasing III, Inc.

Gentlemen:

     Reference is made to (i) the Forbearance Agreement, Limited Waiver And Conditional Agreement To Amend The Loan Documents, dated as of July 3, 2003 (as amended, the “Forbearance Agreement”), among Atlas Freighter Leasing III, Inc. (“AFL III”), Atlas Air, Inc. (“Atlas Air”), Atlas Air Worldwide Holdings, Inc. (“Holdings”), the financial institutions listed on the signature pages thereof (the “Lenders”), and Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent for the Lenders (the “Agent”), and (ii) the term sheet attached hereto as Exhibit A (the “Term Sheet”). Capitalized terms used but not defined herein shall have the meanings given them or incorporated by reference in the Forbearance Agreement.

     The Agent hereby confirms that the Lenders party hereto (the “Consenting Lenders”) (i) constitute more than one-half of all Lenders, and (ii) own in the aggregate at least two-thirds of the outstanding Obligations, in each case on the date hereof, in accordance with the Register maintained by the Agent pursuant to Section 2.1.E of the Credit Agreement. By executing a counterpart of this letter agreement (this “Agreement”), each of the Consenting Lenders hereby approves the Term Sheet and agrees to negotiate in good faith to enter into definitive documentation to amend the Loan Documents in accordance with the terms set forth in the Forbearance Agreement, the Term Sheet and as otherwise mutually agreed by each of the Consenting Lenders, AFL III and Atlas Air, it being understood and agreed that each Consenting Lender’s agreement pursuant hereto is subject to its satisfaction (in its sole discretion) with such definitive documentation (the “Restructured Loan Documents”).

     In consideration of the foregoing, and provided that Requisite Lenders shall have executed the Second Amendment to the Forbearance Agreement in the form attached hereto as Exhibit B, the parties hereto agree as follows:

     (i) Atlas Air shall file as part of the first day pleadings filed in connection with the commencement, in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”), of the chapter 11 cases (collectively, the “Chapter 11

Cases”) of Holdings, Atlas Air, Polar Air Cargo, Inc. (“Polar”), Airline Acquisition Corp. I and Atlas Worldwide Aviation Logistics, Inc. (collectively, the “Debtors”), a motion (the “1110 Motion”) for approval of a stipulation (the “1110 Stipulation”) in the form attached hereto as Exhibit C.

     (ii) The occurrence of any of the following shall constitute a “Termination Event”: (a) on or before the 45th day after the date of commencement of the Chapter 11 Cases, an order approving the 1110 Stipulation in all respects has not been entered by the Bankruptcy Court; (b) the Debtors shall fail to obtain from the Bankruptcy Court a hearing date on its motion for entry of an order approving the 1110 Stipulation that is on or before the hearing date on the Debtors’ motion for entry of an order approving that certain Stipulation, Agreement and Order Providing for Section 1110(b) Extensions Regarding Twelve (12) Boeing 747-400 Aircraft (the “EETC Aircraft”) among Atlas Air, Polar, Holdings and Wilmington Trust Company, in its capacity as mortgagee and indenture trustee under each of the Trust Indenture and Mortgages relating to the EETC Aircraft relating to each of the 1998 Series Equipment Notes and related documents, the 1999 Series Equipment Notes and related documents and the 2000 Series Equipment Notes and related documents; (c) AFL III or Atlas shall seek to abandon any Aircraft or Engine or to reject or otherwise terminate any Lease; (d) a Termination Event shall have occurred under and as defined in the letter agreement dated of even date herewith among Atlas Air, Holdings, DBTCA, as administrative agent, and the financial institutions party thereto, as lenders, or under and as defined in the 1110 Stipulation referred to therein, in each case as in effect on the date hereof and whether or not DBTCA as agent has given notice thereof to Atlas Air; (e) Atlas Air shall fail to comply with any of its obligations under the 1110 Stipulation or any provisions of this Agreement; (f) an order of a court of competent jurisdiction is entered staying (for at least 20 days), modifying, overturning or reversing on appeal the 1110 Stipulation; or (g) AFL III shall become a debtor under Title 11 of the United States Code without the express written consent of the Consenting Lenders.

     (iii) After the occurrence of a Termination Event, this Agreement and the 1110 Stipulation shall terminate three business days after receipt by AFL III and Atlas Air of written notice from the Agent specifying the applicable Termination Event and its intent to terminate this Agreement (such notice, an “Enforcement Notice”), delivered in accordance with the 1110 Stipulation, unless such Termination Event, to the extent curable, shall have been cured within such three business-day period, and (a) the Agent shall be entitled to immediately enforce all of its rights and remedies under the Forbearance Agreement, the other Loan Documents and applicable law, notwithstanding Sections 362, 363 or 1129 of the Bankruptcy Code, or any power of the Bankruptcy Court or any other court of competent jurisdiction over Atlas Air or AFL III, or either of their assets, property or business, all of which are hereby waived by Atlas Air and AFL III and (b) AFL III shall have an allowed administrative claim against Atlas Air pursuant to Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code in an aggregate amount equal to any and all amounts accrued post-petition and remaining unpaid under the Loan Documents (including any amounts owed under the Leases), without giving effect to the Forbearance Agreement or the Term Sheet, for the period commencing on the date of the commencement of the Chapter 11 Cases through the date that all Aircraft and Engines are unconditionally surrendered to the Agent (the “Return Date”), (I) minus the aggregate amount of (A) all payments made by AFL III or Atlas Air to and retained by the Lenders after commencement of the Chapter 11 Cases pursuant to the payment schedule contemplated by the Term Sheet and (B) fifty percent (50%) of the actual payments made by Atlas Air subsequent to the commencement of the Chapter 11 Cases, if any, in respect of D-checks (as defined in the Term Sheet) on any of the Aircraft set forth on schedule A to the Term Sheet, provided that the Lenders’ administrative claim shall not on account of the reductions set forth in clauses (A) and (B) be reduced below $0, and (II) plus (A) the aggregate amount, if any, of Atlas Air’s remaining contractual payment obligations with respect to any D-checks on any Aircraft on which a D-check has been commenced but has not been either completed or fully paid for, or both and (B) the unpaid fees and expenses of White & Case LLP, Sage-Popovich, Inc. and one financial advisor accrued post-petition as of the Return Date. The foregoing is without prejudice to the right of the Agent or any Lender to assert against any of the Debtors any claim (having administrative priority status or otherwise) arising out of the Loan Documents or otherwise, or to file with the Bankruptcy Court a request for payment or proof of such claim, or to any Debtor’s right to object thereto. The parties acknowledge and agree that the rejection of eight or nine aircraft instead of the five aircraft contemplated by the November 24, 2003 Atlas Restructuring Proposal and changes resulting therefrom shall not be deemed to be a material change from such proposal.

     (iv) The 1110 Stipulation shall provide that so long as the Agent has not provided an Enforcement Notice and the Debtors have not unconditionally surrendered all Aircraft and Engines to the Agent, AFL III and Atlas Air shall continue to pay, as and when billed therefor, the reasonable fees and disbursements of White & Case LLP, Sage-Popovich, Inc. and one financial advisor, incurred in connection with the Loan Documents, the Forbearance Agreement, the Term Sheet, and all other matters related to the Chapter 11 Cases or the Restructured Loan Documents.

     Each of the Consenting Lenders hereby agrees, that during the period commencing on the date hereof and ending on the date that a Termination Event first occurs, and no longer, it shall not sell, transfer or assign all or any portion of its claim against AFL III under the Loan Documents, or on account of the Obligations, or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement, and the transferor provides AFL III with a copy thereof (a “Permitted Transferee”), in which event each of AFL III and Atlas Air shall be deemed to have acknowledged that its obligations to such Consenting Lender hereunder shall be deemed to constitute obligations in favor of such transferee, and AFL III and Atlas Air shall confirm that acknowledgement in writing promptly upon request therefor.

     Notwithstanding anything to the contrary contained in the Forbearance Agreement, the Leases are hereby amended to provide that Atlas’ aggregate obligation to pay monthly rent under the Leases shall in no event exceed AFL III’s obligation to pay principal on the related payment date in accordance with the Term Sheet.

     Each of the Consenting Lenders agrees that in the event it consents in its sole and absolute discretion to a bankruptcy filing by AFL III and a chapter 11 case is commenced by AFL III in the Bankruptcy Court, from and after the date that it has executed the Restructured Loan Documents, and so long as a Termination Event has not occurred, it shall:

        (i) after approval by the Bankruptcy Court of a disclosure statement (the “Disclosure Statement”) with respect to a Conforming Plan which incorporates in all material respects the provisions of the Restructured Loan Documents and provides the other treatment in the Forbearance Argument (an “AFL III Conforming Plan”), support confirmation of an AFL III Conforming Plan and not object to, challenge, delay, impede, or take any other action to interfere, directly or indirectly, with acceptance, confirmation, or implementation of an AFL III Conforming Plan;

        (ii) after approval of the Disclosure Statement by the Bankruptcy Court, timely vote or cause to be timely voted all of its claims against AFL III arising from, based on, or related to the Loan Documents or the Obligations, to accept an AFL III Conforming Plan and to execute and timely submit a ballot or ballots voting to accept an AFL III Conforming Plan;

        (iii) vote against any chapter 11 plan that may interfere with or be inconsistent with an AFL III Conforming Plan and execute a ballot or ballots voting to reject such plan;

        (iv) not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, its support of, or vote to accept, an AFL III Conforming Plan;

        (v) not grant or cause to be granted to any other person or entity any proxy to vote with respect to an AFL III Conforming Plan (except to the Agent in conformity herewith or to one or more Permitted Transferees);

        (vi) not take any action, directly or indirectly, to solicit, initiate, fund, or encourage any competing chapter 11 plan that may interfere with or be inconsistent with an AFL III Conforming Plan; and

        (vii) agree to a single thirty-day extension of the exclusive period under Section 1121 of the Bankruptcy Code necessary to obtain confirmation of an AFL III Conforming Plan,

provided that nothing contained herein shall (i) be construed as a consent by any Lender to a bankruptcy filing by AFL III or (ii) in any way impair the ability of the Agent or any Lender that is not a Consenting Lender to enforce its rights and remedies under the Loan Documents and applicable law.

     Atlas Air, AFL III and Holdings, each for itself, agrees and agrees to cause the other Debtors not to directly or indirectly seek, solicit, support or encourage any other plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of any Debtor or any affiliate thereof that could prevent, delay or impede the confirmation of a Conforming Plan or an AFL III Conforming Plan, if any. Nothing in this Agreement shall constitute, or be deemed as, a waiver of any fiduciary or statutory duties that the Debtors may have arising under applicable law.

     This Agreement is not and shall not be deemed to be a solicitation for consents to a plan of reorganization.

     Each of Holdings, AFL III and Atlas Air, on the one hand, and each of the Consenting Lenders, on the other hand, represents and warrants to the other the following statements are true, correct and complete as of the date hereof: (i) it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement; (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; (iii) the execution, delivery and performance by it of this Agreement do not and shall not (a) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party; (iv) the execution, delivery or performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary or required for disclosure by the Securities and Exchange Commission or in connection with the commencement and prosecution of the Chapter 11 Cases; and (v) this Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Each Consenting Lender further represents that it is owed the principal amount of Obligations set forth on its signature page hereto, which amount has been determined without reference to any participations; such Obligations are held by it free and clear of all Liens; and it has not assigned, in whole or in part, any portion of its right, title or interest therein, except in accordance with Section 9.1 of the Credit Agreement.

     This Agreement may not be modified, amended or supplemented except in writing signed by the parties hereto. This Agreement and the 1110 Stipulation supercede paragraph 9 of the Forbearance Agreement. Paragraph 20 of the Forbearance Agreement is hereby deleted and the Debtors have no obligation under such paragraph.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the State or Federal courts located in New York County, New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that the

Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

     The obligations, agreements, representations and warranties of each of the Consenting Lenders hereunder are several and not joint. Any breach of this Agreement by a Consenting Lender shall not result in any liability of any other Consenting Lender.

     This Agreement, including all exhibits hereto, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as set forth herein.

     This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. This Agreement may be executed by telecopier.

     Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:

Name:
Title:

Accepted and Agreed:

ATLAS FREIGHTER LEASING III, INC.

By:

Name:
Title:

ATLAS AIR, INC.

By:

Name:
Title:

ATLAS WORLDWIDE HOLDINGS, INC.

By:

Name:
Title:

Atlas Term Sheet

I. FOR AFL III BANK GROUP ONLY:

A. Additional D-Checks — Atlas will complete D-checks on the seven (7) AFL III aircraft identified on Exhibit A (rather than only three (3) AFL III aircraft as contemplated by the November 24 Atlas Restructuring Proposal) substantially in accordance with the schedule reviewed with the lenders. The total of seven (7) D-checks being performed on AFL III aircraft will require approximately $40.6 million in cash expenditures by Atlas, and the additional four (4) D-checks, as compared to the November 24 Atlas Restructuring Proposal, will require approximately $23.2 million in additional cash expenditures by Atlas. For purposes of this Term Sheet, a “D-check” shall include the work necessary to complete a D-Check as required under Atlas Air’s applicable maintenance program, as well as any other maintenance work related to the applicable aircraft (excluding any engine work, but including any C-checks and any other parts and systems that must be purchased) that, in Atlas’ reasonable judgment, should be performed at the time of service.

B. Maintain Aircraft Airworthiness — Atlas shall covenant to in the future keep all of the Aircraft airworthy and perform C, D and other checks on the Aircraft when required. The grounding provisions of the existing AFL III Forbearance Agreement shall be deleted.

C. Deferral of Principal Repayments — The AFL III Lenders shall defer principal payments otherwise payable per the November 24 Atlas Restructuring Proposal during 2004 for the first two months of 2005 and part of the third month of 2005 (interest will continue to be paid monthly in full for this period) in an amount equal to the lesser of (a) 50% of the actual payments made in respect of the D-checks of the aircraft identified on Schedule A (including such payments made in December 2003) and (b) $20.3 million (together with the accrual PIK Interest defined below, the “Deferred Principal Repayments”). The deferment for each D-check shall occur as follows: upon initial payment for each D-check and each subsequent payment until completion of the D-check, the deferral shall be 50% of each payment in respect of the applicable D-check (provided however, that in the case of the first such D-check, the amount of the deferral in respect of the initial payment shall not be greater than $1.45 million), so long as the Company has actually made the applicable initial and subsequent payments in respect of such D-check. Upon each subsequent payment after completion of the D-check, an amount equal to up to 50% of each such subsequent payment shall be deferred, so long as (a) the Company has made the applicable payment in connection with such D-check and (b) the aircraft subject to such D-check shall remain airworthy. Principal repayments shall resume commencing in March 2005 (or sooner or later depending on the time and number of D-checks performed) substantially per the schedule contemplated by the November 24 Restructuring Plan; provided, however, that after commencement of the first principal repayment, future principal payments may be subsequently deferred based on the time and number of D-checks. Notwithstanding the foregoing, the Company shall also include additional stepped-up rent of $167,000 per month commencing January 2006 through December 2007, with the last 13 of these additional $167,000 monthly payments to reduce dollar-for-dollar the amount of Deferred Principal Repayments that would otherwise be payable on the final maturity date of the AFL III Loan.

Atlas shall be obligated to (i) have initiated a D-check for six (6) AFL III aircraft listed on Schedule A by no later than January 31, 2005 and for the seventh AFL III aircraft by no later than April 1, 2005 and (ii) the D-checks of six (6) AFL III aircraft shall have been fully completed, and the aircraft shall be airworthy by no later than March 31, 2005, and with respect to the seventh aircraft, no later than May 31, 2005. If Atlas fails to comply with any of the provisions in the previous sentence, 25% of the Deferred Principal Repayments shall become immediately due and payable with respect to each non-compliant D-check, up to a maximum of four (4) D-checks.

D. Scheduled Repayment of Deferred Principal Amounts — The Deferred Principal Repayments shall be scheduled to be repaid in a lump sum on the final maturity date of the AFL III Loan per the November 24 Restructuring Proposal, subject to earlier pre-payment as provided by the “Accelerated Repayment of Deferred Principal Amounts” provision below and in connection with the last and third-to-last sentence of the “Deferral of Principal Repayments” provision above.

E. Accelerated Repayment of Deferred Principal Amounts — Beginning calendar year 2004, if the Company achieves EBITDA for any calendar year during the term of the AFL III Loan at least equal to 105% of the EBITDA projected for such calendar year per the November 24 Restructuring Plan (as revised and finalized during the Chapter 11 bankruptcy confirmation process), it being understood that for purposes of this calculation, the projected EBITDA for each calendar year commencing January 1, 2006 shall be $140 million, then additional principal repayments shall be made during the subsequent calendar year aggregating (the “Accelerated Repayment Amount”) 33-1/3% of the amount by which actual EBITDA for the prior calendar year exceeded projected EBITDA for the prior calendar year, with such Accelerated Repayment Amounts to be payable to the AFL III Bank group within 60 days of each such subsequent calendar quarter (beginning with calendar quarter ending March 2005) (the “Accelerated Repayment Date”) subject to the following:

* the maximum amount payable on any such Accelerated Repayment Date shall be no greater than (x) $2.5 million for payments through March 1, 2006 and (y) $4 million for all payments thereafter;

* the Accelerated Repayment Amount will not exceed $9.0 million for any calendar year;

* the aggregate of the Accelerated Repayment Amounts paid for all applicable years will not exceed the Deferred Principal Repayments;

* the amount payable will be reduced if such payment would cause the Company’s net liquidity balance (defined as the Company’s consolidated cash and cash equivalents balance less any amounts borrowed under such lines of credit) to be lower, after giving effect to such payment, than $100 million, but with no amounts being carried-over to subsequent calendar years.

F. PIK Interest — An additional 200 basis points shall accrue on the deferred principal repayments and be payable on maturity and/or applicable mandatory repayments.

II. FOR BOTH BANK GROUPS:

A. New Monthly Payments:

     Subject to the provisions above with respect to the AFL III Loan:

Lenders would modify the monthly obligations for all collateral to the respective aggregate principal amounts set forth on the amortization schedule annexed hereto as Exhibit B, which will be payable, together with interest at the rate specified in the Forbearance Agreement.

B. Maintain Aircraft Airworthiness — Atlas would covenant to in the future keep all of the Atlas Air aircraft airworthy and perform C, D, and other checks on these aircraft when required except as otherwise provided in the grounding provisions of the Atlas Air Forbearance Agreement.

C. Engine Maintenance:

Prior to the Company’s exit from bankruptcy, the Company will use its commercially reasonable best efforts to enter into new or amended engine maintenance agreements covering the Bank groups’ aircraft and spare engine collateral on a power-by-the-hour basis and on terms as provided below; provided, however, that the Company will not be required to reject in bankruptcy its current engine maintenance contracts covering the Bank groups’ engines in order to achieve such new or amended engine maintenance agreements;

     The new power-by-the-hour engine maintenance agreements require the Company to make monthly payments to the engine maintenance contractor in respect of each engine at the rate of at least $150 per flight hour that such engine was operated during the prior month.

     The Company shall use its commercially reasonable best efforts to have the new engine maintenance agreements provide that (i) the Administrative Agent is a third party beneficiary, (ii) the Administrative Agent has a security interest in the agreements and (iii) the Administrative Agent has the right to step into the Company’s place should any engines be returned to the Lenders.

Exhibit A

512
517
522
523
527
528
808

EXHIBIT B

	Aircraft Credit Facility		AFL III

	Principal Paid	Principal	Principal Paid	Principal
Date	($)	Paid (%)	($)	Paid (%)

01/31/2004	504,940	1.16%	—	0.00%
02/29/2004	233,359	0.54%	1,310,670	0.80%
03/31/2004	234,939	0.54%	3,621,426	2.22%
04/30/2004	236,529	0.54%	1,344,922	0.83%
05/31/2004	238,131	0.55%	1,354,263	0.83%
06/30/2004	239,743	0.55%	1,363,668	0.84%
07/31/2004	241,366	0.55%	1,373,138	0.84%
08/31/2004	243,001	0.56%	1,382,674	0.85%
09/30/2004	244,646	0.56%	1,392,276	0.85%
10/31/2004	246,302	0.57%	1,401,945	0.86%
11/30/2004	247,970	0.57%	1,411,682	0.87%
12/31/2004	249,649	0.57%	1,254,819	0.77%
01/31/2005	251,339	0.58%	1,263,533	0.78%
02/28/2005	253,041	0.58%	1,272,308	0.78%
03/31/2005	254,755	0.58%	1,281,144	0.79%
04/30/2005	256,479	0.59%	1,290,041	0.79%
05/31/2005	258,216	0.59%	1,299,000	0.80%
06/30/2005	259,964	0.60%	1,308,022	0.80%
07/31/2005	261,725	0.60%	1,317,105	0.81%
08/31/2005	263,497	0.60%	1,326,252	0.81%
09/30/2005	265,281	0.61%	1,335,463	0.82%
10/31/2005	267,077	0.61%	1,344,737	0.83%
11/30/2005	268,885	0.62%	1,354,076	0.83%
12/31/2005	270,706	0.62%	1,363,480	0.84%
01/31/2006	272,539	0.63%	1,372,949	0.84%
02/28/2006	499,384	1.15%	2,357,484	1.45%
03/31/2006	502,765	1.15%	2,373,856	1.46%
04/30/2006	506,169	1.16%	2,390,342	1.47%
05/31/2006	509,597	1.17%	2,406,942	1.48%
06/30/2006	513,047	1.18%	2,423,658	1.49%
07/31/2006	516,521	1.19%	2,440,490	1.50%
08/31/2006	520,018	1.19%	2,457,439	1.51%
09/30/2006	523,539	1.20%	2,474,505	1.52%
10/31/2006	527,084	1.21%	2,491,690	1.53%
11/30/2006	530,653	1.22%	2,508,994	1.54%
12/31/2006	534,246	1.23%	2,526,418	1.55%
01/31/2007	537,863	1.23%	2,543,964	1.56%
02/28/2007	541,505	1.24%	2,561,631	1.57%
03/31/2007	545,171	1.25%	2,579,421	1.58%
04/30/2007	548,862	1.26%	2,597,334	1.59%
05/31/2007	552,579	1.27%	2,615,372	1.61%
06/30/2007	556,320	1.28%	2,633,535	1.62%
07/31/2007	560,087	1.29%	2,651,825	1.63%
08/31/2007	563,879	1.29%	2,670,241	1.64%
09/30/2007	567,697	1.30%	2,688,785	1.65%
10/31/2007	571,541	1.31%	2,707,458	1.66%
11/30/2007	575,410	1.32%	2,726,261	1.67%
12/31/2007	579,306	1.33%	2,745,194	1.69%

EXHIBIT B

	Aircraft Credit Facility		AFL III

	Principal Paid	Principal	Principal Paid	Principal
Date	($)	Paid (%)	($)	Paid (%)

01/31/2008	583,229	1.34%	2,764,259	1.70%
02/29/2008	587,178	1.35%	2,783,456	1.71%
03/31/2008	591,153	1.36%	2,802,787	1.72%
04/30/2008	595,156	1.37%	2,822,251	1.73%
05/31/2008	599,186	1.37%	2,841,851	1.75%
06/30/2008	603,243	1.38%	2,861,587	1.76%
07/31/2008	607,327	1.39%	2,881,460	1.77%
08/31/2008	611,439	1.40%	2,901,471	1.78%
09/30/2008	615,579	1.41%	2,921,621	1.79%
10/31/2008	619,747	1.42%	2,941,911	1.81%
11/30/2008	623,943	1.43%	2,962,342	1.82%
12/31/2008	628,168	1.44%	2,982,915	1.83%
01/31/2009	632,421	1.45%	3,003,631	1.84%
02/28/2009	636,703	1.46%	3,024,490	1.86%
03/31/2009	641,014	1.47%	3,045,495	1.87%
04/30/2009	645,355	1.48%	3,066,645	1.88%
05/31/2009	649,724	1.49%	3,087,942	1.90%
06/30/2009	654,123	1.50%	3,109,387	1.91%
07/31/2009	658,552	1.51%	3,130,981	1.92%
08/31/2009	663,011	1.52%	3,152,725	1.94%
09/30/2009	667,500	1.53%	3,174,620	1.95%
10/31/2009	672,020	1.54%	3,196,667	1.96%
11/30/2009	676,570	1.55%	3,218,867	1.98%
12/31/2009	681,151	1.56%	1,264,061	0.78%
01/31/2010	685,763	1.57%	—	0.00%
02/28/2010	690,406	1.58%	—	0.00%
03/31/2010	695,081	1.60%	—	0.00%
04/30/2010	699,787	1.61%	—	0.00%
05/31/2010	704,525	1.62%	—	0.00%
06/30/2010	709,295	1.63%	—	0.00%
07/31/2010	714,098	1.64%	—	0.00%
08/31/2010	718,933	1.65%	—	0.00%
09/30/2010	723,801	1.66%	—	0.00%
10/31/2010	728,701	1.67%	—	0.00%
11/30/2010	733,635	1.68%	—	0.00%
12/31/2010	738,603	1.69%	—	0.00%
01/31/2011	743,604	1.71%	—	0.00%
02/28/2011	201,087	0.46%	—	0.00%
03/31/2011	—	0.00%	—	0.00%
	43,578,134		162,855,859

EXECUTION COPY

SECOND AMENDMENT TO FORBEARANCE AGREEMENT, LIMITED WAIVER AND
CONDITIONAL AGREEMENT TO AMEND THE LOAN DOCUMENTS

     SECOND AMENDMENT TO FORBEARANCE AGREEMENT AND CONDITIONAL AGREEMENT TO AMEND THE LOAN DOCUMENTS (this “Amendment”) dated as of February 2, 2004 by and among Atlas Freighter Leasing III, Inc., a Delaware corporation (“AFL III”), Atlas Air, Inc., a Delaware corporation (the “Company”), Atlas Air Worldwide Holdings, Inc., a Delaware corporation (“Holdings”), the financial institutions listed on the signature pages hereof (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

     WHEREAS, (i) AFL III, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of April 25, 2000 (as amended, modified or supplemented from time to time, the “Credit Agreement”), (ii) AFL III, as lessor and the Company, as lessee are parties to twelve Lease Agreements, dated as of April 25, 2000, two Lease Agreements dated as of August 12, 2002 and one Lease Agreement dated as August 13, 2002 (in each case, as amended, modified, or supplemented from time to time prior to the date hereof, collectively, the “Leases” and each a “Lease”) and (iii) AFL III, the Company, Holdings, the Lenders and the Administrative Agent are party to the Forbearance Agreement and Conditional Agreement to Amend the Loan Documents dated as of July 3, 2003 (as amended, modified or supplemented from time to time, the “Forbearance Agreement”); and

     WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Forbearance Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. Section 1(c) of the Forbearance Agreement is hereby amended by deleting the text “February 3, 2004” in clause (i) of the first sentence of said Section, which is defined as the “Outside Date” and replacing such text with the text “the date occurring which is the earlier of (x) 180 days after January 30, 2004, (y) the effective date of the Restructured Loan Documents (as defined below) upon or following the date of confirmation of a plan of reorganization in the chapter 11 cases of Holdings, the Company and certain of their affiliates pending in the United States Bankruptcy Court for the Southern District of Florida, case no. 04-1079 (jointly administered) and (z) the date on which the Consent and Lock Up Agreement (as defined below) is terminated”. For the purposes of this Amendment the “Consent and Lock Up Agreement” shall mean the Consent and Lock Up Agreement, dated February 2, 2004, among AFL III, the Company, the Lenders party thereto and the Administrative Agent, as the same may be amended, modified or supplemented from time to time, and “Restructured Loan Documents” and “Term Sheet” shall have the meaning given such terms in the Consent and Lock Up Agreement.

     2. This Amendment shall become effective on the date (the “Amendment Effective Date”) when Holdings, the Company, AFL III and the Requisite Lenders have signed a counterpart hereof (whether the same or different counterparts) and have delivered (including by way of facsimile) the same to the Administrative Agent.

     3. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company, Holdings and AFL III (collectively, the “Loan Parties”) hereby represent and warrant to the Administrative Agent and each Lender that on the Amendment Effective Date, after giving effect to this Amendment, (i) no Agreement Event of Default under the Forbearance Agreement shall exist and be continuing, other than with respect to (x) payments to the holders of the obligations under the Pass Through Trust Agreements in an amount equal to approximately $85,000,000 and (y) lease and other payments in an amount equal to approximately $8,500,000 in contravention of the payment moratorium established by Holdings pursuant to the Program, in each case in contravention of subclause (iv) of the first sentence of Section 1(c) of the Forbearance Agreement and (ii) all of the representations and warranties contained in the Forbearance Agreement shall be true and correct in all material respects, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specified date).

     4. In consideration of the Administrative Agent’s and each Lender’s execution of this Amendment, each Loan Party unconditionally and irrevocably acquits and fully forever releases and discharges each Lender and the Administrative Agent and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Loan Party ever had or now has against any of the Releasees and which may have arisen at any time prior to the date hereof and which were in any manner related to this Amendment, the Forbearance Agreement, the Credit Agreement, any other Loan Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each Loan Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

     5. AFL III agrees and acknowledges that all Obligations under the Credit Agreement are owed by it subject to no defense, set-off right or counterclaim, and each Loan Party agrees that each of the Loan Documents to which it is a party is valid and enforceable by the Lenders and the Administrative Agent against such Loan Party. Each Loan Party hereby reaffirms all of its obligations under each of the Loan Documents to which it is a party. Each Loan Party agrees that it shall not dispute the validity or enforceability of the Loan Documents, any of its obligations thereunder, or the validity, priority, enforceability or extent of the Administrative Agent’s Lien against any item of collateral described in the Loan Documents, in any judicial, administrative or other proceeding.

     6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

     7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     8. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver, or modification of any other term or condition of the Term Sheet, the Forbearance Agreement, the Credit Agreement, any other Loan Document, or any of the instruments or agreements referred to therein, or prejudice any other right or rights that the Administrative Agent, the Lenders, or any of them may now have or may have in the future under or in connection with the Term Sheet, the Forbearance Agreement, the Credit Agreement, any other Loan Document, or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Forbearance Agreement shall continue in full force and effect. Each Loan Party agrees that none of the parties hereto has any obligation whatsoever to grant any additional amendments, waivers, extensions or forbearances. From and after the Amendment Effective Date, all references in the Forbearance Agreement shall be deemed to be references to the Forbearance Agreement as modified hereby.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first written above.

ATLAS FREIGHTER LEASING III, INC.

By:

Name:
Title:

ATLAS AIR, INC.

By:

Name:
Title:

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:

Name:
Title: